Exhibit 99

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Franklin T. Klink, III
Chief Financial Officer
(717) 597-2137

TOWER BANCORP, INC. REPORTS EARNINGS

GREENCASTLE, PA April 24, 2006 – Tower Bancorp, Inc., parent company of The First National Bank of Greencastle, reports earnings of $1,210,071 or earnings per share of $.70 for the quarter ended March 31, 2006. Return on equity and return on assets were 9.92% and 1.41%, respectively, for the quarter ending March 31, 2006.

As of March 31, 2006, total assets stood at $345,525,000, an increase of 8% or $25,277,000 over first quarter-end totals for 2005. Total loans were $228,265,000, while deposits as of March 31, 2006 totaled $250,768,000, an increase of $18,069,000 or 8%.

The above figures are based on unaudited financial statements. The First National Bank of Greencastle operates ten offices in the Greencastle, Chambersburg, Shady Grove, Quincy, Laurich Estates, Mercersburg, Waynesboro, and Hagerstown, MD areas.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s filings with the Securities and Exchange Commission.

###